UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 23, 2013, the Florida Agency for Health Care Administration (AHCA) notified our Florida health plan, Molina Healthcare of Florida, Inc., that the health plan had not been awarded a contract under the Florida Statewide Medicaid Managed Care (SMMC) Managed Medical Assistance (MMA) Invitation to Negotiate. Our Florida health plan expects to file a notice of intent to protest with respect to the September 23rd announcement by AHCA.

For the six months ended June 30, 2013, the Florida health plan reported approximately $120 million in revenue under its existing TANF and ABD contract with AHCA, representing approximately 4% of the Company’s total premium revenues for that six-month period. The Florida health plan suffered a net loss under the contract for the same six-month period in the amount of approximately $650,000. The Company does not expect this matter to affect its earnings during fiscal year 2013, or to impact the previously awarded contracts under the SMMC Long-term Care Program. Because of uncertainties associated with the protest filing and the timing of implementation of the MMA program, no predictions can made with respect to this matter for periods after fiscal year 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: September 24, 2013	By: /s/ Jeff D. Barlow
Jeff D. Barlow
General Counsel and Corporate Secretary

3